Exhibit 99.5
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                         BENEFICIAL OWNER ELECTION FORM

I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of subscription rights ("Rights") to purchase $1,000 principal amount notes (the "Notes") of Fidelity Federal Bancorp (the "Company").

In this form, I (we) instruct you whether to exercise Rights distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated __________, _____ (the "Prospectus").

BOX 1.    [ ]     Please do not exercise any Rights for Notes.

BOX 2.    [ ]     Please exercise Rights for Notes as set forth below:

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                   Number of Rights   Subscription Price Per       Payment
                                         Notes/Warrants
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Basic Subscription   ___________ x           $1,000           = $____________
Right:                                                             (Line 1)
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Over-Subscription    ___________ x           $1,000           = $____________
Privilege                                                          (Line 2)
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By exercising the Over-Subscription Privilege, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Right received in respect of shares of Common Stock held in the below-described capacity.

Total Payment Required = $________________
(Sum of Lines 1 and 2 above; must equal total of amounts in Boxes 3 and 4 below).

BOX 3.    [ ]     Payment in the following amount is enclosed: _______________

BOX 4.    [ ]     Please deduct payment from the following account maintained by you as follows:

                  -----------------------------------------------
                      Type of Account             Account No.

                  Amount to be deducted: $_________________


Date: _______________, ____          ______________________________
                                    Signature